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                                                                  EXHIBIT 3(i).1

                         CERTIFICATE OF INCORPORATION

                                      OF

                         CLYDE A. SHORT INCORPORATED

                                  ARTICLE I
                                     NAME

         The Name of the Corporation is Clyde A. Short Incorporated.

                                  ARTICLE II
                              REGISTERED OFFICE

         The address of the Corporation's registered office in the State of Delaware, and the name of its registered agent at that address, are as follows:

                            The Corporation Trust Company
                            Corporation Trust Center
                            1209 Orange Street
                            Wilmington, Newcastle County, Delaware 19801

                                 ARTICLE III
                                   PURPOSES

         The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV
                               AUTHORIZED STOCK

         SECTION 1. NUMBER OF SHARES OF STOCK. The number of shares of stock that the Corporation is authorized to have outstanding is five million three hundred thousand (5,300,000), which shall be divided into two classes as follows: three hundred thousand (300,000) shares of Preferred Stock, par value $.01 per share and five million (5,000,000) shares of Common stock, par value $.01 per share.

         SECTION 2. PREFERRED STOCK. The Preferred Stock may be issued from time to time by resolution of the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of , shares of any particular series and, if any to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of Delaware (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and





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relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (b) The rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;

                  (c) Whether such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                  (d) Whether such series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;

                  (e) Whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether such series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) Any other relative rights, preferences and limitations of such series.

         SECTION 3. COMMON STOCK. The express terms and provisions of the Common Stock are as follows: At all meetings of the stockholders of the Corporation, the holders of shares of Common Stock shall be entitled to one vote per share. The holders of shares of Common Stock shall, except as herein otherwise provided, have such other rights and privileges as are expressly provided by law.

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         SECTION 4. PREEMPTIVE RIGHTS. No holder of shares of authorized stock shall have preemptive rights or shall otherwise be entitled, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of any class, or to which shall be attached or appertain any warrants or rights entitling the holder thereto to purchase or subscribe for shares of any class.

         SECTION 5. ADOPTION, AMENDMENT OR REPEAL OF BYLAWS. The directors of the Corporation shall have the power to adopt, amend or repeal Bylaws. This power shall not, however, divest the stockholders of their power to adopt, amend or repeal Bylaws.

                                    ARTICLE V
                               REPURCHASE OF STOCK

         The Corporation, upon authorization of its Board of Directors, may, subject to the express terms of any class of its stock outstanding at any time, purchase stock of any class issued by it.

                                   ARTICLE VI
                  LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

         No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of Delaware (or any provision of Delaware law that replaces Section 174) or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article VI that increases the exposure of directors to personal liability shall be prospective only and will not apply to any action or failure to act by directors prior to such repeal or modification.

                                   ARTICLE VII

                                  INCORPORATOR

         The name and mailing address of the Incorporator is as follows:
                                    Kathy Widdoes
                                    The Corporation Trust Company
                                    Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Newcastle County, Delaware 19801



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                                  ARTICLE VIII
                            COMPROMISE WITH CREDITORS

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or a any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    ARTICLE X
                                 INDEMNIFICATION

         (a) Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her

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heirs, executors and administrators; provided, however, that, except as provided in Subsection (b) of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

         (b) If a claim under Subsection (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time hereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

         (d) The Corporation may maintain insurance, at is expense, to protect itself and any Director, officer, employee or agent of the Corporation or another Corporation, partnership, joint


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venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (e) As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued , would have had power and authority to indemnify its Directors, officers, employees and agents, so that nay person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (f) If this Article or any portion hereof shall have invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted (i) by any applicable portion of this Article that shall not have been invalidated or (ii) by any other applicable law.

         THE UNDERSIGNED, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly have hereunto set its hand this 7th day November, 1996.



                                     CORPORATION TRUST COMPANY

                                     Incorporator

                                     By: /s/ Kathy Widdoes
                                         ---------------------------
                                         Kathy Widows
                                         Incorporator

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